UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2010
Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	1-33732	42-1572539

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1410 St. Georges Avenue, Avenel, New Jersey	07001

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (732) 499-7200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On April 28, 2010, the Board of Directors of Northfield Bank, the wholly owned subsidiary of Northfield Bancorp, Inc. approved a Group Term Replacement Plan, pursuant to which the Bank will purchase and own individual life insurance policies insuring certain eligible employee-participants, whose beneficiaries may receive a portion of the death proceeds equal to twice the employee-participant’s base salary. The Bank will pay the life insurance premiums due under the Plan from its general assets. The foregoing description is qualified in its entirety by the terms of the Group Term Replacement Plan, which plan is attached as an exhibit to this current report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Not Applicable

Exhibit No.	Exhibit

10	Group Term Replacement Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: April 29, 2010	By:	/s/ Steven M. Klein
Steven M. Klein
Executive Vice President and Chief Financial Officer